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                [Letterhead of Michael B. Johnson & Company, LLC]



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors and Stockholders,
Dynamic I-T, Inc.
15 St. Helen's Place
London EC3A 6DE, England

Ladies and Gentlemen:

         We consent to the incorporation by reference in the prospectus of the Registration Statement on Form S-8 being filed by Dynamic I-T, Inc. (the "Company") of (i) our report, dated July 10, 2000, appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000 (the "Form 10-KSB") on our audits of the financial statements of the Company as of March 31, 2000; (ii) of our report, dated August 10, 2000, appearing in the Company's Quarterly Report on Form 10-QSB for the three month period ended June 30, 2000 (the "Form 10-QSB"); and (iii) of our report, dated June 16, 2000, appearing in the Company's Quarterly Report on the Form 10-QSB for the nine month period ended December 31, 1999 on our audits of the financial statements of the Company as of December 31, 1999. We also consent to the reference to our firm under the caption "Experts" in the prospectus of this Registration Statement.



                                         /s/ Michael B. Johnson & Company, LLC
                                         -------------------------------------
                                             Michael B. Johnson & Company, LLC



December 19, 2000